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                                     EXHIBIT 5.1


                                                April 15, 1998


Board of Directors
Recycling Industries, Inc.
9780 S. Meridian Boulevard, Suite 180
Englewood, Colorado  80112

Re:  Registration Statement on Form S-8
     Opinion of Counsel


Gentlemen:

     As counsel for Recycling Industries, Inc. (the "Corporation"), a Colorado corporation, we have examined the Certificate of Incorporation, the Bylaws and Minutes of the Corporation and such other corporate records, documents and proceedings, and have considered such questions of law as we deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Corporation's Registration Statement on Form S-8 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission today or shortly thereafter, covering the sale of an aggregate of up to 6,750,000 shares (the "Shares") of the Corporation's common stock under the Corporation's Incentive Stock Option Plan, Non-Qualified Stock Option Plan, 1995 Non-Statutory Stock Option Plan, 1995 Non-Employee Director Stock Option Plan and 1997 Executive Stock Option Plan as described in and in accordance with the terms of the Registration Statement.

     Based upon the foregoing, we are of the opinion that the Shares will be duly and validly issued as fully paid and non-assessable shares of common stock upon exercise of options in accordance with their terms.

     We hereby consent to the use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                               Very truly yours,


                                               /s/ Friedlob Sanderson Raskin
                                               Paulson & Tourtillott, LLC